SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2015

ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02	Results of Operations and Financial Condition
On May 14, 2015, Arista Networks, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2015. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
This information and Exhibit 99.1 are intended to be furnished under Item 2.02, “Results of Operations and Financial Condition,” and Item 9.01, “Financial Statements and Exhibits,” of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.
The Company has determined that an amendment to its previously filed Form 10-K is required to correct the previously reported consolidated statement of cash flows and related disclosures for the year ended December 31, 2014.
The correction has no impact on the Company’s consolidated balance sheets, statements of income, comprehensive income or stockholders equity as previously reported for the year ended December 31, 2014. Furthermore, the correction does not materially impact any other previously reported periods.
In the course of preparing its interim financial statements for the quarter ended March 31, 2015, the Company identified an error in its consolidated statement of cash flows for the year ended December 31, 2014. The error was due to duplicate recognition of the excess tax benefits associated with its equity incentive plans resulting in a $17.4 million understatement of cash provided by operating activities and a corresponding $17.4 million overstatement of cash provided by financing activities.  The net increase in cash and cash equivalents and the ending cash and cash equivalents balance on the consolidated statement of cash flows were unaffected by this error and there was no impact to net income. No other previously reported periods require correction.
The Audit Committee of the Company’s Board of Directors concluded, on May 13, 2015, after discussion with the Company’s management and its independent registered public accounting firm, Ernst & Young LLP, that the consolidated statement of cash flows for the year ended December 31, 2014 included in the Company’s Form 10-K for the year ended December 31, 2014, originally filed with the Securities and Exchange Commission on March 11, 2015, could no longer be relied upon and should be restated.
As a result of the restatement, the Company has determined that a material weakness in its internal control over financial reporting existed as of December 31, 2014, which has not yet been remediated. The Company has concluded that discussions of cash flows and existence of a material weakness in internal controls in Risk Factors, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Financial Statements and Supplementary Data, and Controls and Procedures reported in the Annual Report on Form 10-K should be restated in order to correct the errors and disclosures. The Company will file an amendment to its Form 10-K, on Form 10-K/A, to correct the errors and disclosures as described above consistent with such restatement.
ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Financial Officer; Departure of Interim Chief Financial Officer
On May 14, 2015, the Company announced the appointment of Ita Brennan as Senior Vice President, Chief Financial Officer of the Company. The appointment will become effective on or before May 18, 2015. Upon commencement of her employment, Ms. Brennan will assume the duties of the Company's principal financial officer and principal accounting officer until such time as her successor is appointed, or until her earlier resignation or removal. There are no reportable family relationships or related person transactions involving the Company and Ms. Brennan.
Ms. Brennan, age 48, has most recently served as Chief Financial Officer of a stealth start up firm in the energy sector from February 2014 to May 2015. Prior to that, Ms. Brennan had an eight year career at Infinera Corporation, an intelligent transport networking company, most recently as CFO from July 2010 to February 2014 and Vice President of Finance and Corporate Controller from July 2006 to July 2010.  From 1997 to 2006, Ms. Brennan held various roles at Maxtor Corporation, a multi-billion dollar information storage solutions company, including Vice President of Finance for the Company’s Worldwide Operations.
The Company entered into an offer letter with Ms. Brennan to memorialize her employment. Pursuant to the terms of the offer letter, Ms. Brennan will receive an annual base salary of $300,000. Ms. Brennan will also be eligible to participate in the Company’s corporate bonus program for executive officers. Subject to necessary corporate approvals, Ms. Brennan will receive a grant of restricted stock units covering 50,000 shares of the Company common stock (“RSUs”) under the Company’s 2014 Equity Incentive Plan (the “Plan”). Such RSUs will vest quarterly over a total of approximately five years with an annual vesting cliff, subject to Ms. Brennan’s continued service to the Company through each vesting date. Additionally, subject to necessary corporate approvals, Ms. Brennan will receive a grant of nonstatutory options to purchase 50,000 shares of the Company’s common stock (the “Option”) pursuant to the Plan. The Option will vest monthly over a five year period with an annual vesting cliff, subject to Ms. Brennan’s continued service to the Company through each vesting date.
In addition, the Company entered into a severance agreement with Ms. Brennan. The severance agreement provides that if Ms. Brennan’s employment is involuntarily terminated other than for “cause” (as defined in the severance agreement) or if Ms. Brennan resigns for “good reason” (as defined in the severance agreement) then, subject to her execution of a release of claims, Ms. Brennan will receive continuing payments of her base salary for 12 months and accelerated vesting of time-based equity awards that would have vested had Ms. Brennan remained employment with us for 12 months following her termination of employment date. If the qualified termination of employment occurred during the period beginning on, and for 12 months following a change in control, then the equity acceleration benefit would be 50% of the then-unvested equity awards, if greater than the acceleration benefit described in the previous sentence.
The offer letter and severance agreement between Ms. Brennan and the Company are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report and is incorporated herein by reference.
Upon the effective date of Ms. Brennan’s employment, Andreas Bechtolsheim will resign from the positions of interim Chief Financial Officer and Principal Financial Officer of the Company, a position he has held since April 9, 2015.
ITEM 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
10.1	Offer letter by and between the Company and Ita Brennan, dated April 17, 2015
10.2	Severance agreement by and between the Company and Ita Brennan, effective May 18, 2015
99.1	Press release issued by Arista Networks, Inc. dated May 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

May 14, 2015	By: /s/ Marc Taxay
Marc Taxay
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer letter by and between the Company and Ita Brennan, dated April 17, 2015
10.2	Severance agreement by and between the Company and Ita Brennan, effective May 18, 2015
99.1	Press release issued by Arista Networks, Inc. dated May 14, 2015